                                                              Exhibit (d)(iv)

January 21, 2006

Evelyn Dilsaver,
President and Chief Executive Officer,
Schwab Investments
101 Montgomery Street
San Francisco, CA 94104

Re: Schwab Investments

Dear Ms. Dilsaver:

This letter will confirm our agreement to limit net operating expenses of the following funds, as noted in the table below and described in the funds' registration statements filed with the Securities and Exchange Commission.

                      NET OPERATING   GUARANTEED
FUND                  EXPENSE LIMIT    THROUGH
SCHWAB INFLATION
PROTECTED FUND --
INVESTOR SHARES           0.65%        11/14/07

SCHWAB INFLATION
PROTECTED FUND --
SELECT SHARES             0.50%        11/14/07

Sincerely,

/s/ George Pereira                                    /s/ Pamela Saunders
----------------------------------------              --------------------------
George Pereira                                        Pamela Saunders
Senior Vice President and                             Vice President
Chief Financial Officer                               AMPS Product Development
Charles Schwab Investment Management, Inc.            Charles Schwab & Co., Inc.

cc:     Clinton, Michael
        Hafner, Jennifer
        Hand, Gregory
        Maddock, Keith
        Schantz, Steven